EXHIBIT 23.1

               Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 21, 1999 relating to the financial statements, which appears in BankUnited Financial Corporation's Annual Report on Form 10-K for the year ended September 30, 1999.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Miami, Florida
February 7, 2000